UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2005
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-22739 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)	77060 (Zip Code)
281-618-0400
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 2, 2005, Cal Dive International, Inc. (the “Company”) announced that it had closed the first phase of an asset purchase agreement with Stolt Offshore Inc. pursuant to the Amendment to Purchase Agreement (the “Amendment”) dated November 1, 2005. Attached hereto and incorporated by reference is a copy of the Amendment as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.1 and incorporated by reference herein is the press release issued by the Company on November 2, 2005 announcing that it had closed the first phase of an asset purchase agreement with Stolt Offshore Inc. This Exhibit 99.1 is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Amendment to Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Stolt Offshore Inc., S&H Diving LLC and SCS Shipping Limited, as Sellers, dated November 1, 2005.

99.1	Press Release of Cal Dive International, Inc. dated November 2, 2005.

Cal Dive International, Inc.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Date: November 4, 2005

Cal Dive International, Inc.
By:	/s/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Amendment to Asset Purchase Agreement by and between Cal Dive International, Inc., as Buyer, and Stolt Offshore Inc., S&H Diving LLC and SCS Shipping Limited, as Sellers, dated November 1, 2005.

99.1	Press Release of Cal Dive International, Inc. dated November 2, 2005.